UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)          September 16, 1998


                          INTELECT COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)


         Delaware                   0-11630                    76-0471342
(State or other jurisdiction      (Commission               (IRS Employer
    of incorporation)             File Number)            Identification No.)


        1100 Executive Drive, Richardson, Texas                  75081
        (Address of principal executive offices)               (Zip Code)


Registrant's telephone number, including area code          (972) 367-2100

                                       N/A
         (Former name or former address, if changed since last report.)

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ITEM 5.  OTHER EVENTS.

      A. Intelect Communications, Inc. (the "Company") entered into a $5 million revolving credit facility with The Coastal Corporation Second Pension Trust ("Coastal"). The credit facility has an interest rate of "prime" (as defined) plus 3.5%, with interest being payable quarterly beginning on December 31, 1998. The maturity date of the credit facility is August 31, 1999. Under the credit facility, the Company may borrow up to $5 million in principal amount outstanding at any one time. "Eligible accounts" serve as the borrowing base of the credit facility. Eligible accounts represent the collectible domestic accounts receivable from the customers of the material operating subsidiaries of the Company (i.e., DNA Enterprises, Inc., Intelect Visual Communications Corp. and Intelect Network Technologies Company). Coastal, in its reasonable discretion, agrees to make advances to the Company against 80% of the eligible accounts. If the Company's loan balance exceeds 80% of the face amount of the eligible accounts, Coastal may demand that the Company pay such excess amount to Coastal or deliver additional security to Coastal. In addition, if an eligible account is more than 90 days past due, Coastal may require the Company to pay down the balance of the outstanding loans by the amount past due or may require the Company to deliver additional security to Coastal. As security for the loan, the Company agreed to grant Coastal a first lien on all of the accounts receivable of the Company and the material subsidiaries. In addition, subject to an existing lien in favor of St. James Capital Partners, L.P. and SJMB, L.P. (collectively "St. James"), the Company agreed to grant Coastal a lien on the stock of the material operating subsidiaries. In connection with the consent of St. James to the credit facility, the Company granted a second lien in favor of St. James on the accounts receivable of the Company.

      In the credit facility, the Company has agreed to certain covenants and agreements which prohibit the Company from (i) incurring any additional indebtedness, (ii) entering into agreements which restrict or prohibit the ability of the Company to place certain liens on the Company's property in favor of Coastal, (iii) declaring or paying any dividends or making any distributions on its capital stock (other than dividends or distributions payable in capital stock or dividends on its preferred stock) or from redeeming or repurchasing any of its capital stock (other than its preferred stock), (iv) incurring certain liens on the assets of the Company or its material subsidiaries, (v) transferring its material patents, copyrights, licenses, permits, and other rights necessary to conduct is business, (vi) entering into certain mergers or consolidations unless the surviving entity is in compliance with the covenants in the credit facility, assumes the obligations of the Company, and is organized in the United States, (vii) selling or transferring all or substantially all of its fixed assets (including those of its material subsidiaries), (viii) entering into certain plans of liquidation, and (ix) entering into certain sale and leaseback transactions. An event of default occurs in the event of certain defaults on other indebtedness, failure to pay the required principal and interest when due, the inaccuracy of any representations or warranties in the loan agreement or in any information furnished by the Company to Coastal which results in a material adverse effect, breaches of the covenants of the Company, certain events of bankruptcy, receivership, or assignments for the benefits of creditors, the discontinuation of the business of

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the Company's material subsidiaries, certain ERISA defaults, or defaults under the other loan documents.

      In connection with the consent of St. James to the Coastal credit facility, the Company agreed with St. James that the Company would not elect to extend the maturity date of the Convertible Promissory Notes issued in favor of St. James (collectively, the "St. James Notes") unless it has obtained or simultaneously obtains an extension of the Coastal credit facility to a date on or after the maturity date of the St. James Notes. (The St. James Notes were issued as of April 2, 1998, have an aggregate outstanding principal balance of $10 million and have an initial maturity date of February 12, 1999. Under the terms of the St. James Notes, the Company could elect to extend the maturity date of such notes on 30 days prior written notice.) The Company also agreed that in the event that it does elect to extend the maturity date of the St. James Notes, that the exercise price of the warrants which the Company would be obligated to issue to St. James upon the extension of such maturity dates would be the LESSER of (i) $1.50 of the volume weighted average closing price of the Common Stock for the ten (10) day period prior to the date of the Company's election to extend the maturity date of the Note and (ii) $3.50.

      B. As disclosed in the Company's annual report on Form 10-K for the fiscal year 1997 and in the Form 10-Q for the quarter ended June 30, 1998, in December 1997, the Company entered into loan transactions with certain officers, directors, employees of the Company and certain related persons, including Mr. Herman M. Frietsch, Chairman and Chief Executive Officer, (original principal amount of $100,000) and a corporation controlled by Philip P. Sudan, Jr., a director of the Company (original principal amount of $133,000). The terms of each of the promissory notes which evidence the transactions provide for the Company to pay to each payee on demand the aggregate principal amount loaned to the Company, together with accrued interest. The notes provided that the payee could elect to have the promissory note paid in cash or shares of Common Stock at the rate of $4.00 per share for each dollar of principal and interest outstanding. Interest on the promissory notes accrues at the prime rate (as defined in the promissory note) plus three percent. The aggregate principal and interest outstanding for the loans to Messers. Frietsch, Sudan, and the other employees and persons is $476,208 as of September 15, 1998. In forebearance for demanding cash repayment of the loans, the Company has agreed to amend and restate the outstanding promissory notes as of September 1, 1998 and to reduce the conversion price on such loans to the rate of $2.00 for each dollar of principal and interest outstanding. All other material terms and provisions of such amended and restated notes shall remain the same as those originally issued.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a) Financial Statements of Business to Be Acquired:  N/A

     (b) Pro Forma Financial Information of the Business to Be Acquired:  N/A


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     (c) Exhibits:

        EXHIBIT   DESCRIPTION OF EXHIBIT

         10.1 Loan Agreement for Receivables Backed Borrowing dated as of September 14, 1998 between the Company and Coastal

         10.2 Promissory Note dated September 14, 1998 issued by the Company to Coastal

         10.3 Security Agreement for Receivables Backed Borrowing dated September 14, 1998 among the Company, Intelect Visual Communications Corp., Intelect Network Technologies Company, DNA Enterprises, Inc., and Coastal.

         10.4 Borrower Pledge Agreement dated September 14, 1998 between the Company and Coastal

         10.5 Security Agreement dated September 14, 1998 between the Company and St. James

         10.6 Letter Agreement dated September 14, 1998 among the Company, St. James and Falcon Seaboard

         10.7 Form of Amended and Restated Promissory Notes held by various employees, directors, and related individuals of the Company with face values totaling $440,000, convertible into Common Stock of the Company at a rate of $2.00 per share

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                                  SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          INTELECT COMMUNICATIONS, INC.
                                                 (Registrant)


Date:September 16, 1998                   By: /s/ HERMAN M. FRIETSCH
                                                     (Signature)
                                                  Herman M. Frietsch
                                                  Chairman of the Board

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                                 EXHIBIT INDEX

      EXHIBIT       DESCRIPTION OF EXHIBIT

         10.1 Loan Agreement for Receivables Backed Borrowing dated as of September 14, 1998 between the Company and Coastal

         10.2 Promissory Note dated September 14, 1998 issued by the Company to Coastal

         10.3 Security Agreement for Receivables Backed Borrowing dated September 14, 1998 among the Company, Intelect Visual Communications Corp., Intelect Network Technologies Company, DNA Enterprises, Inc., and Coastal.

         10.4 Borrower Pledge Agreement dated September 14, 1998 between the Company and Coastal

         10.5 Security Agreement dated September 14, 1998 between the Company and St. James

         10.6 Letter Agreement dated September 14, 1998 among the Company, St. James and Falcon Seaboard

         10.7 Form of Amended and Restated Promissory Notes held by various employees, directors, and related individuals of the Company with face values totaling $440,000, convertible into Common Stock of the Company at a rate of $2.00 per share


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